                                                                     Exhibit 3.1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              BAR TECHNOLOGIES INC.


                 Pursuant to Section 245 and 242 of the Delaware General Corporation Law, Bar Technologies Inc., incorporated on December 2, 1993 under the name of BRW Steel Corporation, hereby amends and restates its Certificate of Incorporation as follows:


                  FIRST: The name of the corporation is BAR TECHNOLOGIES INC. (hereinafter called the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, New Castle County, 19805 and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may engage under the General Corporation Law of the State of Delaware.

                  FOURTH:

                  A. The Corporation is authorized to issue four classes of shares, to be designated respectively Class A Common Stock ("Class A Common Stock"), Special Class B Common Stock ("Class B Common Stock"), Non-voting Class C Common Stock ("Class C Common Stock"; collectively with the Class A Common Stock and Class B Common Stock, the "Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is two million eight hundred and five thousand (2,805,000). The total number of shares of Class A Common Stock that the Corporation shall have authority to issue is one million six hundred thousand (1,600,000). The total number of shares of Class B Common Stock that the Corporation shall have authority to issue is six hundred thousand (600,000). The total number of shares of Class C Common Stock that the Corporation shall have authority to issue is six hundred thousand (600,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five thousand (5,000). The Common Stock shall have a par value of one-tenth of one cent ($.001) per share and the Preferred Stock shall have a par value of one-tenth of one cent ($.001) per share.

                  B.       Common Stock
                           ------------

         1. VOTING. The holders of Class A Common Stock and Class B Common Stock shall have one vote per share and, except as otherwise provided below or in Article SIXTH, shall vote together as a single class on all matters to be voted on by the Corporation's stockholders. Except as provided below, the holders of Class C Common Stock shall not have voting rights. Any amendment to Section B that would be substantially prejudicial to the holders of any class of Common Stock shall require the approval of the holders of two-thirds of the outstanding shares of such prejudiced class of Common Stock, voting as a separate class. Except for purposes of maintaining proportionality as contemplated in Section B.2, subsequent to the initial issuance of Class B Common Stock, the Corporation shall not issue additional shares of Class B Common Stock without the prior consent of the holders of two-thirds of the shares of Class B Common Stock then outstanding, voting as a separate class.

         2. DIVIDENDS AND DISTRIBUTIONS GENERALLY. The holders of each class of Common Stock shall be entitled to share equally, share for share, in all dividends and other distributions (including, without limitation, liquidating distributions, subject to Section B.3 below), except that if dividends are declared which are payable in shares of any class of Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of that class of Common Stock, the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of Common Stock and the dividends payable in shares of Class C Common Stock shall be payable to holders of that class of Common Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined. In the case of any other capital reorganization of the Corporation, or any reclassification or recapitalization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another entity, or any sale or conveyance of all or substantially all of the assets of the Corporation, or any other Liquidation Transaction (as defined below) where in any of such cases shares of stock or other securities or property are to be received or distributed to holders of Common Stock, the holders of each class of Common Stock shall participate proportionately.

         3.       Special Preference.
                  -------------------

         (a) In the event of (i) any merger or consolidation in which Common Stock is converted into or exchanged for cash or other property, or (ii) any liquidation, dissolution or winding up of the Corporation or following the sale of all or substantially all of the assets of the Corporation (an "Asset Sale"), if the aggregate value of the consideration or distributable amount, as the case may be, that would otherwise be received in respect of each share of Class B Common Stock is less than $55.88372 per share (such amount, adjusted as described below, the "Class B Preference Amount") on the basis of a proportionate allocation of such consideration or distributable amount among each class of Common Stock, as described in the last sentence of Section B.2., then, in lieu of such proportionate allocation, such consideration or distributable amount payable in such merger or consolidation or distributable in connection with such liquidation, dissolution or winding up or following such asset sale to holders of Common Stock shall be allocated among each class of Common Stock, as follows:

         FIRST, such consideration or distributable amount shall be allocated entirely to the Class B Common Stock until the value of such consideration or distributable amount allocated to each share of Class B Common Stock equals the Class B Preference Amount; and

         SECOND, the remaining consideration or distributable amount, if any, payable in respect of the Common Stock shall be allocated to the Class A Common Stock and Class C Common Stock proportionately.

         (b) In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Class B Common Stock in shares of Class B Common Stock, the Class B Preference Amount shall be reduced by multiplying such Class B Preference Amount by a fraction of which the numerator shall be the number of shares of Class B Common Stock outstanding immediately prior to such distribution or dividend and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. In case the outstanding shares of Class B Common Stock shall hereafter be subdivided into a greater number of shares of Class B Common Stock, the Class B Preference Amount shall be proportionately reduced, and conversely, in case outstanding shares of Class B Common Stock shall be combined into a smaller number of shares of Class B Common Stock, the Class B Preference Amount shall be proportionately increased, such reduction or increase, as the case may be, to become effective concurrently with the time upon which such subdivision or combination becomes effective.

         4. Conversion At The Option Of The Holder.
            ---------------------------------------

         (a) At any time and from time to time each holder of any shares of Class B Common Stock or Class C Common Stock shall be entitled to convert any or all of such holder's shares into the same number of shares of Class A Common Stock. Each conversion of shares of Class B Common Stock or Class C Common Stock into the same number of shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Shares for Conversion") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may from time to time designate by notice in writing to the holders of Common Stock) at any time during normal business hours, together with both a written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number thereof, of Class B Common Stock or Class C Common Stock represented by such certificate or certificates into shares of Class A Common Stock (the "Converted Shares"). Such conversion shall be effective as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received or, if such notice specifies a later date for the effectiveness of such conversion, such later date (the "Conversion Date"). From and after the Conversion Date, (i) the rights of the holder of the Shares for Conversion in respect thereof will cease (other than the right to receive any dividend or other distribution that has been declared by the Board of Directors of the Corporation to be payable on or following the Conversion Date to holders of record of the Class B Common Stock or Class C Common Stock, as the case may be, on or prior to the Conversion Date) and (ii) the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion of the Shares for Conversion shall be deemed to have become the holder or holders of record of the Converted Shares represented thereby.

         (b) Promptly after the Conversion Date, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Converted Shares issuable upon conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon any conversion of Class B Common Stock or Class C Common Stock as provided in this Section B.4 or Section B.5, such number of shares as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock or Class C Common Stock. The issuance of certificates representing Converted Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and issuance. The Corporation will not close its books against the transfer of its Common Stock in any manner which would interfere with the timely conversion of any Class B Common Stock or Class C Common Stock.

         5.       Mandatory Conversion.
                  ---------------------

         (a) Any shares of Class B Common Stock which are transferred to a person other than Blackstone (as defined below) shall, without any further action, immediately after the consummation of such transfer (or, in the case of an underwritten public offering, immediately after the transfer of such shares by the underwriter), convert into the same number of shares of Class A Common Stock if (i) the "Take-Along" rights set forth in Section 3.2 of the Common Stock Registration Rights Agreement, dated as of April 2, 1996, among the Corporation, BRW Steel Holdings L.P., a Delaware limited partnership ("Holdings"), BRW Steel Offshore Holdings L.P., a Delaware limited partnership ("Offshore Holdings"), Blackstone Capital Partners II Merchant Banking Fund L.P. and Chemical Securities Inc. are not afforded to the holders of the Warrants and Registrable Securities (as defined in such agreement) in connection with such transfer or (ii) such shares are transferred in a public offering registered pursuant to the Securities Act of 1933, as amended, or pursuant to Rule 144 thereunder. As used herein, "Blackstone" means Holdings, Offshore Holdings, Blackstone Capital Partners II Merchant Banking Fund L.P. and all persons directly or indirectly controlling, controlled by, or under direct or indirect common control with Blackstone Capital Partners II Merchant Banking Fund L.P.

         (b) Upon the surrender by the holder of the certificate or certificates representing the number of shares of Class B Common Stock converted pursuant to this Section B.5, the Corporation will issue and deliver to such holder a certificate or certificates for the same number of shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of Class B Common Stock as provided in Section
B.4 or this Section B.5, such number of shares as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock. The issuance of certificates representing such converted shares of Class A Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and issuance.

         C. The Preferred Stock shall be divided into series. The first series shall consist of one thousand one hundred (1,100) shares and is designated "Series A Preferred Stock." The second series shall consist of one (1) share and is designated "Series B Preferred Stock."

         The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series A Preferred Stock and the Series B Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  D. The designations, powers, preferences and relative, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock are set forth below:

         1. DIVIDENDS. In each year, the holder of each share of Series A Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, cash dividends equal to three hundred fifty dollars ($350) per share, payable (a) for the first three years in equal semi-annual installments of one hundred seventy-five dollars ($175) per share on the first day of March and September of each such year and (b) thereafter in equal quarterly installments of eighty-seven and one-half dollars ($87.50) per share on the first day of December, March, June and September of each such year. Such dividends shall be cumulative from the date of original issuance of the shares of Series A Preferred Stock (such date, the "Original Issuance Date") if not paid on such dates. Dividends shall be payable pro rata for partial year periods. No dividends (other than stock dividends) shall be paid or made on any share or shares of Common Stock unless simultaneously all dividends accrued and unpaid through the payment dates for such dividends are declared and paid on each share of Series A Preferred Stock.

         2.       Rights On Liquidation, Dissolution, Winding Up.
                  -----------------------------------------------

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation ("Liquidation Transaction"), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any or all other capital stock of the Corporation (with respect to rights on a Liquidation Transaction, the shares of Series A Preferred Stock shall each rank prior to any or all other capital stock of the Corporation) an amount equal to five thousand dollars ($5,000) per share, plus all accrued or declared but unpaid dividends, if any, to the date of payment. If upon any Liquidation Transaction, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts that would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation Transaction, after payment shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as provided above, the holders of any class or classes of capital stock ranking on liquidation junior to the Series A Preferred Stock shall be entitled, to the exclusion of and without participation by the holders of shares of Series A Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

                  (b) For purposes of this Section 2, the following events shall be treated as a Liquidation Transaction: (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or cause to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale or disposition by the Corporation of any subsidiary of the Corporation, if any, of all or substantially all of the assets of the Corporation or such subsidiary (if, with respect to such subsidiary, the assets so sold would have constituted all or substantially all of the assets of the Corporation if the assets were held directly by the Corporation).

         3.       Redemption.
                  -----------

                  (a) The Corporation shall redeem out of funds legally available for that purpose, on the sixth anniversary of the Original Issuance Date (the "Holder Redemption Date") all of the shares of Series A Preferred Stock held by such holder by paying cash therefor in the amount of five thousand dollars ($5,000) per share plus all accrued or declared but unpaid dividends, if any, to the date of payment (the "Series A Redemption Price").

                  (b) At the option of the Corporation, the Corporation may redeem out of funds legally available for that purpose, on any date after the date of the Original Issuance Date (each a "Corporation Redemption Date") the number of shares of Series A Preferred Stock held by any holder of Series A Preferred Stock that is specified in a notice of redemption mailed, first class postage prepaid, or delivered to the holder (at the address last shown on the records of the Corporation for such holder) by the Corporation on or prior to the date that is thirty (30) days prior to any Corporation Redemption Date, by paying in cash an amount equal to the Series A Redemption Price.

                  (c) On the Holder Redemption Date or a Corporation Redemption Date (collectively, a "Redemption Date"), each holder of Series A Preferred Stock to be redeemed on such date shall surrender to the Corporation at the principal office of the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed and thereupon the Series A Redemption Price of such shares shall be paid to the order of the person whose name appears on such certificate or certificates. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (d) From and after a Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date (except the right to receive the Series A Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (e) Once redeemed pursuant to the provisions of this Section 3, shares of Series A Preferred Stock shall be canceled and not subject to reissuance.

         4.       Voting.
                  -------

                  (a) Shares of Series A Preferred Stock shall have no voting rights other than those voting rights set forth in Section 6 hereof and any other rights provided by law.

         (b) Shares of Series A Preferred Stock do not and shall not entitle the holders thereof to control (or have related rights in) the Corporation for any reason whatsoever, including without limitation, management of the Corporation or any of its subsidiaries or environmental matters, and the holders of shares of Series A Preferred Stock shall not be deemed to be in such control or have such rights.

     5. TRANSFERABILITY. The shares of Series A Preferred Stock shall be transferable by a holder of Series A Preferred Stock (a) to an affiliate (as defined below) of such holder of Series A Preferred Stock or (b) other than to an affiliate (as defined below) of such holder of Series A Preferred Stock only after such holder of Series A Preferred Stock has received the prior written consent of the Corporation to the proposed transfer. For purposes hereof, an "affiliate" of a holder of Series A Preferred Stock is a person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such holder of Series A Preferred Stock.

     6. PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative consent of the holders of shares representing at least sixty-six and two thirds percent (66-2/3%) in voting power of the Series A Preferred Stock then outstanding given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Preferred Stock:

          (a) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to dividend rights, redemption rights or liquidation preferences;

          (b) Amend its Certificate of Incorporation or By-laws if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or By-Laws without the affirmative consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) in voting power of the Series A Preferred Stock then outstanding if such amendment would:

               i. Reduce the dividend rates on the Series A Preferred Stock provided for herein, or make such dividends noncumulative, or defer the dates from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                    ii. Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

                    iii. Reduce the Redemption Price specified in Section 3 hereof with respect to the Series A Preferred Stock; or

                    iv. Delay any of the Redemption Dates provided for in
      Section 3 hereof.

         7. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

                  E. The designations, power, preferences and relative, optional or other special rights, and the qualifications, limitation and restrictions thereof in respect of the Series B Preferred Stock are set forth below:

         1. DIVIDENDS. No dividends shall be payable as to the Series B Preferred Stock.

         2. RIGHTS ON LIQUIDATION, DISSOLUTION, WINDING UP. In the event of any Liquidation Transaction (as defined in Section C.2(c), above), the holder of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, after payment shall be made to the holders of the shares of Series A Preferred Stock, the amount of one hundred dollars ($100) per share. If upon any Liquidation Transaction, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holder of the Series B Preferred Stock the full amounts to which it shall be entitled, the holder of the share of Series B Preferred Stock shall share ratably in any distribution of assets according to the amounts that would be payable in respect of the share held by it upon such distribution if all amounts payable on or with respect to said share were paid in full.

         3. REDEMPTION. The Series B Preferred Stock is non-redeemable.

         4. Voting.
            -------

                  (a) Shares of Series B Preferred Stock shall have no voting rights other than those voting rights set forth in this Section 4 and any other rights provided by law.

                  (b) The holder of the Series B Preferred Stock shall have the right to nominate and elect two directors to the Board of Directors of the Corporation and to remove such directors, as provided in the By-Laws. One such director designated by the holder of the Series B Preferred Stock shall serve on each committee of the Board of Directors.

                  (c) The holder of the Series B Preferred Stock shall have the right to a separate class vote with respect to a proposed amendment to the Amended and Restated Certificate of Incorporation that would change or alter the powers, preferences or special rights of the Series B Preferred Stock so as to adversely affect the holder thereof; provided, however, that for purposes of this section D.4(c), a merger or recapitalization transaction shall not be deemed to be an amendment to the Amended and Restated Certificate of Incorporation of the Corporation.

         5. TRANSFERABILITY. The Series B Preferred Stock is non-transferable, PROVIDED that the Series B Preferred Stock may be transferred to the Corporation at the option of the holder.

         6. PROTECTIVE PROVISIONS. So long as the Series B Preferred Stock remains outstanding, the Corporation shall not, without the affirmative consent of the holder of the Series B Preferred Stock given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holder of the Series B Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security other than the Series A Preferred Stock (including any security convertible into or exercisable for any equity security) senior to the Series B Preferred Stock as to liquidation preferences.

         7. NO REISSUANCE OF SERIES B PREFERRED STOCK. No share of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

                  FIFTH:  The Corporation is to have perpetual existence.

                  SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors as set forth below:

         1. The number of directors shall be no less than six (6) and no greater than fifteen (15) and shall be fixed from time to time by the Board of Directors in the manner provided in the By-Laws. The Board of Directors shall also fix from time to time in the manner provided in the By-Laws the number of directors to be elected as provided below by the holders of the Class B Common Stock (the "Class B Directors"), which number shall be not less than one nor more than 50% of the total number of directors (rounded upwards to the nearest whole number). The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors that the Corporation would have if there were no vacancies. Directors need not be elected by written ballot, unless so required by the By-Laws of the Corporation.

         2. The holders of Class B Common Stock, voting as a separate class, shall be entitled to elect the Class B Directors. The holders of Class A Common Stock, voting as a separate class, shall be entitled to elect the directors other than the Class B Directors and the directors entitled to be elected by the holders of any other class of capital stock or securities (including holders of the Series B Preferred Stock).

         3. At any meeting of the Board of Directors, each Class B Director shall be entitled to exercise a number of votes with respect to any action taken by the Board of Directors equal to (a) the number equal to the total number of directors minus the number of Class B Directors divided by (b) the number of Class B Directors. Each director other than the Class B Directors shall have one vote with respect to any action taken by the Board of Directors. The presence of at least one Class B Director shall be required in order to constitute a quorum of the Board of Directors.

                  B. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provisions of paragraph (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote; and provided further, however, that any provision of the By-Laws relating to the qualifications and number of director of the Corporation and the filling of vacancies in the Board of Directors of the Corporation shall be adopted, amended or repealed by the stockholders entitled to vote.

                  C. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock that is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class that is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware.

                  If the General Corporation Law of the State of Delaware is amended to authorize the further limitation or limitations of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 145, and any indemnification granted hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the

Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by subchapter VIII of the General Corporation Law of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on the ____ day of September, 1997.



                                                  ------------------------------
                                                  Name:
                                                  Title: